Exhibit 99.1

    Lattice Semiconductor Reports First Quarter Financial Results

    HILLSBORO, Ore.--(BUSINESS WIRE)--April 21, 2005--Lattice Semiconductor Corporation (NASDAQ:LSCC) today announced financial results for the first quarter ended March 2005.
    Revenue for the first quarter was $51.3 million, an increase of six percent from last quarter's revenue of $48.5 million but down 13 percent from the $59.1 million reported in the same quarter a year ago.
    Quarterly revenue from PLD products was $42.1 million, or 82 percent of total revenue, and grew six percent sequentially. Quarterly revenue from FPGA products was $9.2 million, or 18 percent of total revenue, and grew four percent sequentially. Quarterly revenue from New products, now 28 percent of total revenue, grew 13 percent sequentially and 86 percent on a year over year basis.
    Net loss for the first quarter was $10.9 million ($0.10 per share) as compared to the net loss of $13.1 million ($0.12 per share) reported last quarter. These losses include charges of $4.4 million and $5.8 million, respectively, for the amortization of intangible assets. Excluding these charges, loss for the first quarter was $6.5 million ($0.06 per share) as compared to a loss of $7.4 million ($0.07 per share) reported last quarter on a similar basis. These non-cash charges have been highlighted as they are currently expected to be substantially eliminated in 2008. The Company believes exclusion of these charges more closely approximate its cash earnings performance. A reconciliation of non-GAAP net loss to GAAP net loss accompanies the financial tables in this earnings release.
    "During the first quarter, the programmable logic market experienced a general recovery", stated Cyrus Y. Tsui, chairman and chief executive officer. "Due to these favorable conditions and a continuation of our new product revenue growth, we posted sequential quarterly revenue growth above our initial outlook.
    "Last quarter we also made a major product announcement with the successful introduction of our second new FPGA family, the LatticeXP(TM)", continued Tsui. "This differentiated next generation FPGA combines a low-cost architecture with non-volatile, infinitely reconfigurable ispXP (expanded programmability) technology. Manufactured using an advanced 130nm embedded flash process technology jointly developed with Fujitsu, LatticeXP devices will allow a significant reduction in the historic price premium (compared to volatile FPGA devices) for non-volatile FPGA devices. We are pleased with the initial customer reception and expect the LatticeXP family to open new avenues of revenue growth for Lattice in the future."

    Business Outlook - June 2005 Quarter:

    -- Sequential revenue growth is expected to be in the low to mid single digit range;

    --  Gross margin percent is expected to be approximately flat;

    -- Total operating expenses are expected to decrease by approximately $1 to $2 million;

    -- Intangible asset amortization is expected to be approximately $4.1 million; and

    --  Other Income is expected to be approximately $1.5 million.

    On April 22, 2005, Lattice will hold a telephone conference call at 5:30 a.m. (Pacific Time) with financial analysts. Investors may listen to our conference call live via the web at www.lscc.com. Replays of the call will also be available at www.lscc.com. On June 14, 2005, we plan to publish a "Business Update Statement" on our website. Our financial guidance will be limited to the comments on our public quarterly earnings call and these public business outlook statements. Additionally, during the June 2005 quarter, Lattice plans to participate in investor conferences sponsored by Piper Jaffray, JP Morgan and Bear Stearns. Specific presentation dates and times are posted on our website at www.lscc.com.

    The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws including statements about future quarterly financial results, revenues, customers, product offerings and the Company's ability to compete. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for the Company's new products, the Company's dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. The Company does not intend to update or revise any forward looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Lattice Semiconductor Corporation provides the industry's broadest range of Field Programmable Gate Arrays (FPGA) and Programmable Logic Devices (PLD), including Field Programmable System Chips (FPSC), Complex Programmable Logic Devices (CPLD), Programmable Mixed-Signal Products (ispPAC(R)) and Programmable Digital Interconnect Devices (ispGDX(R)). Lattice also offers industry leading SERDES products. Lattice is "Bringing the Best Together" with comprehensive solutions for system design, including an unequaled portfolio of non-volatile programmable devices that deliver instant-on operation, security and "single chip solution" space savings.
    Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in communications, computing, industrial, consumer, automotive, medical and military end markets. Company headquarters are located at 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, USA; telephone 503-268-8000, fax 503-268-8037. For more information about Lattice Semiconductor Corporation, visit http://www.latticesemi.com
    Lattice Semiconductor Corporation, Lattice (& design), L (& design), LatticeXP, ispXP and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.


                   Lattice Semiconductor Corporation
                 Consolidated Statement of Operations
                 (in thousands, except per share data)

                                            Three months ended
                                            ------------------
                                      Mar. 31,   Dec. 31,   Mar. 31,
             Description                 2005       2004       2004
----------------------------------------------------------------------
                                     (unaudited)(unaudited)(unaudited)

Revenue                               $  51,283  $  48,541  $  59,071

Costs and expenses:
   Costs of products sold                22,171     21,058     24,719
   Research and development              24,557     22,886     22,259
   Selling, general and
    administrative                       14,333     13,017     13,087
   Amortization of intangible
    assets (1)(2)                         4,416      5,759     18,654
                                       ---------  ---------  ---------

       Total costs and expenses          65,477     62,720     78,719
                                       ---------  ---------  ---------
Loss from operations                    (14,194)   (14,179)   (19,648)

Other income, net                         3,409      1,141      3,107
                                       ---------  ---------  ---------

Loss before provision for
 income taxes                           (10,785)   (13,038)   (16,541)

Provision for income taxes                  100        100          0
                                       ---------  ---------  ---------

Net loss                               ($10,885)  ($13,138)  ($16,541)
                                       =========  =========  =========

Basic net loss per share                 ($0.10)    ($0.12)    ($0.15)
                                       =========  =========  =========

Diluted net loss per share               ($0.10)    ($0.12)    ($0.15)
                                       =========  =========  =========

Shares used in per share calculations:

       Basic                            113,460    113,307    112,627
                                       =========  =========  =========

       Diluted (3)                      113,460    113,307    112,627
                                       =========  =========  =========

Notes:

(1) Intangible assets subject to amortization aggregate $37.0 million, net, at March 31, 2005 and relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven years on a straight-line basis.

(2) Includes $0.6 million, $0.6 million and $0.8 million of deferred stock compensation expense for the quarters ended March 31, 2005, December 31, 2004, and March 31, 2004, respectively, attributable to Research and Development activities.

(3) For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our Zero Coupon
 Convertible Subordinated Notes as they are antidilutive.


                   Lattice Semiconductor Corporation
                      Consolidated Balance Sheet
                            (in thousands)

                                                  Mar. 31,    Dec. 31,
                  Description                        2005        2004
----------------------------------------------------------------------
                                                (unaudited)

                     Assets
Current assets:
   Cash and marketable securities                $ 253,212  $ 296,295
   Accounts receivable, net                         24,940     19,587
   Inventories                                      36,530     38,634
   Other current assets                             44,203     46,527
                                                  ---------  ---------
            Total current assets                   358,885    401,043

Property and equipment, net                         45,708     47,586
Foundry investments, advances and other assets      94,310     97,877
Goodwill and other intangible assets, net (1)      260,601    264,400
                                                  ---------  ---------

                                                 $ 759,504  $ 810,906
                                                  =========  =========

      Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and other accrued
    liabilities                                  $  37,679  $  61,161
   Deferred income on sales to distributors         10,776     11,399
                                                  ---------  ---------
            Total current liabilities               48,455     72,560

Zero Coupon Convertible Subordinated Notes due
 in 2010                                           153,500    169,000
Other long-term liabilities                         27,347     26,755
                                                  ---------  ---------
                                                   180,847    195,755

Stockholders' equity                               530,202    542,591
                                                  ---------  ---------

                                                 $ 759,504  $ 810,906
                                                  =========  =========

Note:

(1) At March 31, 2005, includes approximately $223.6 million in
 Goodwill and $37.0 million of other intangible assets, net, related to previous acquisitions. The other intangible assets are being amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter.


Appendix 1

                   Lattice Semiconductor Corporation
        Consolidated Operations Information- Non-GAAP Basis(1)
                 (in thousands, except per share data)
                              (unaudited)

                                               Three months ended
                                               ------------------
                                           Mar. 31, Dec. 31, Mar.  31,
                Description                   2005     2004      2004
----------------------------------------------------------------------

Revenue                                    $ 51,283 $ 48,541 $ 59,071

Costs and expenses:
   Costs of products sold                    22,171   21,058   24,719
   Research and development                  24,557   22,886   22,259
   Selling, general and administrative       14,333   13,017   13,087
                                            -------- -------- --------

       Total costs and expenses              61,061   56,961   60,065
                                            -------- -------- --------
Loss from operations                         (9,778)  (8,420)    (994)

Other income, net                             3,409    1,141    3,107
                                            -------- -------- --------

(Loss) income before provision for income
 taxes                                       (6,369)  (7,279)   2,113

Provision for income taxes                      100      100        0
                                            -------- -------- --------

Non-GAAP net (loss) income                  ($6,469) ($7,379)$  2,113
                                            ======== ======== ========

Diluted Non-GAAP (loss) income
 per share (2)                               ($0.06)  ($0.07)$   0.02
                                            ======== ======== ========

Shares used in calculations                 113,460  113,307  117,795
                                            ======== ======== ========

Notes:

(1) This table presents operating information which is consistent with the information reported by Thompson Financial, Reuters and Zacks for Lattice Semiconductor Corporation. A reconciliation to GAAP on a per share basis is attached as Appendix 2.

(2) For the three months ended March 31, 2005 and December 31, 2004, the computation of diluted Non-GAAP loss excludes the effect of stock options and our Zero Coupon Subordinated Convertible Notes as they are antidilutive. For the three months ended March 31, 2004, the computation of diluted Non-GAAP income includes the effect of stock options but excludes the effect of our Zero Coupon Subordinated Convertible Notes as they are antidilutive.


Appendix 2

                   Lattice Semiconductor Corporation
                 Non-GAAP Earnings Reconciliation (1)
                              (unaudited)

                                                 Three months ended
                                                 ------------------
                                            Mar. 31, Dec. 31, Mar. 31,
                 Description                   2005     2004     2004
----------------------------------------------------------------------

Net loss                                       ($0.10) ($0.12) ($0.15)

Add:
Amortization of intangible assets             $  0.04 $  0.05 $  0.17
                                               ------- ------- -------
Non-GAAP (loss) income                         ($0.06) ($0.07)$  0.02
                                               ======= ======= =======

Notes:
(1) This table reconciles net loss to non-GAAP information, which is presented in Appendix 1, on a per-share basis.


Appendix 3
                   LATTICE SEMICONDUCTOR CORPORATION
            - Supplemental Historic Financial Information -
                               (Q1 2005)

Operations Information                             Q105   Q404   Q104
                                                  ------ ------ ------
  Percent of Revenue
                                     Gross Margin  56.8%  56.6%  58.2%
                                      R&D Expense  47.9%  47.1%  37.7%
                                     SG&A Expense  27.9%  26.8%  22.2%
                                   Operating Loss -27.7% -29.2% -33.3%
                       Operating Loss  (Non-GAAP) -19.1% -17.3%  -1.7%

  Depreciation Expense ($000)                     3,764  3,890  4,498
  Capital Expenditures ($000)                     1,886  2,301  2,022

Balance Sheet Information
  Current Ratio                                     7.4    5.5    9.3
  A/R Days Revenue Outstanding                       44     37     40
  Inventory Months                                  4.9    5.5    5.4

Revenue % (by Product Family)
  FPGA                                               18%    18%    19%
  PLD                                                82%    82%    81%

Revenue % (by Product Classification(1))
  New                                                28%    26%    13%
  Mainstream                                         36%    35%    43%
  Mature                                             36%    39%    44%

Revenue % (by Geography)
  Americas                                           30%    33%    36%
  Europe (incl. Africa)                              25%    26%    24%
  Asia (incl. ROW)                                   45%    41%    40%

Revenue % (by End Market)
  Communications                                     53%    48%    53%
  Computing                                          19%    20%    19%
  Other                                              28%    32%    28%

Revenue % (by Channel)
  Direct                                             59%    59%    58%
  Distribution                                       41%    41%    42%

(1)Product Classification:
-----------------------
  New: LatticeEC/P, FPSC, XPLD, XPGA, GDX2, ORCA 4, ispMACH 4000/Z, ispPAC-PWR, ispCLK

  Mainstream:   ORCA 3, GDX/V, ispMACH L/V, ispLSI 2000V, ispLSI
                5000V, ispLSI 8000V, ispMACH 5000V/G, and Other

  Mature:       ORCA 2, all 5-Volt CPLDs, all SPLDs


    CONTACT: Lattice Semiconductor Corporation
             Roddy Sloss, 503-268-8000